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                                                           EXHIBIT 10




                    Independent Auditors' Consent


The Board of Directors
First Citicorp Life Insurance Company;

We consent to the use of our reports included herein and to the reference of our firm under the headings "Experts" and "Financial Statements" in the Statement of Additional Information filed as part of Pre Effective Amendment No. 1 to the registration statement on Form N-4 for First Citicorp Life Variable Annuity Separate Acocunt (File 333-71377)

Our report dated April 17, 1998, covering the financial statements of First Citicorp Life Insurance Company, contains an explanatory paragraph which states that the financial statements are presented in conformity with accounting practices prescribed or permitted by the State of New York Department of Insurance. These practices differ in some respects from generally accepted accounting principles. The financial statements do not include any adjustments that might result from the differences.

                                               /s/KPMG LLP




Chicago, Illinois
March 31, 1999